Exhibit 10.4

CONTINGENT EQUITY AGREEMENT

This Contingent Equity Agreement (“Agreement”) is entered into as of June 19, 2009 between THERMO FUNDING COMPANY LLC, a Colorado limited liability company (“Thermo”), and GLOBALSTAR, INC., a Delaware corporation (the “Company”).

WHEREAS, on June 5, 2009, the Company entered into a facility agreement with a syndicate of banks for a secured loan facility being used to fund primarily the Company’s second-generation satellite constellation (the “Facility Agreement”);

WHEREAS, Thermo has agreed to deposit $60 million in the Contingent Equity Account to fulfill one of the conditions precedent to funding the Facility Agreement; and

WHEREAS, upon the recommendation of the Thermo Transactions Special Committee, the Board of Directors has approved certain payments to Thermo.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                      Certain Definitions.

“Closing Price” means, for any trading day, the closing price of the Common Stock on the primary trading market for the Common Stock.

“Common Equity” means the Common Stock and the Nonvoting Common Stock.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Nonvoting Common Stock” means any class of nonvoting common stock of the company approved by the Board of Director of the Corporation and for which stockholder approval is obtained, and any securities into which such nonvoting common stock may hereafter be reclassified.

“Securities” means the Common Equity and the Warrants.

“Warrants” means warrants to purchase the Common Stock at an exercise price of $0.01 per share, in a form reasonably satisfactory to Thermo.

2.                                       Other Definitions.  Unless otherwise defined herein, capitalized terms will have the meaning set forth in the Accounts Agreement dated 5 June 2009 between the Company, Thermo and BNP Paribas, as Security Agent, the COFACE Agent and the Offshore Account Bank.

3.                                       Contingent Equity Facility.  Thermo hereby agrees to provide to the Company, on the terms and conditions described herein, a contingent equity facility (the “Contingent Equity Facility”) of $60,000,000, which Contingent Equity Facility may be drawn upon by the Company for the purposes and subject to the limitations set forth in this Agreement.

4.                                      Funding Obligations.

(a) If, at any time after the date of this Agreement until the Contingent Equity Release Date, Thermo receives a Contingent Equity Funding Notice indicating that it is required to advance funds from the Thermo Contingent Equity Account to the Collection Account in accordance with Section 6.3 of the Accounts Agreement, Thermo shall promptly advance such funds.

(b) Thermo hereby consents to any advance of funds from the Thermo Contingent Equity Account into the Collection Account initiated by the COFACE Agent in accordance with Paragraph (d) of Section 6.3 of the Accounts Agreement.

(c) Any advance made from the Thermo Contingent Equity Account to the Collection Account pursuant to paragraph (a) or (b) of this Section 3 is referred to herein as a “Thermo Advance.”

5.                                      Issuance of Common Equity.

(a) In consideration for, and simultaneously with, the funding of each Thermo Advance, the Company shall issue to Thermo a number of shares Common Equity of equal to the amount of such Thermo Advance divided by 80% of the trailing 15-day average Closing Price immediately preceding such Thermo Advance.

(b) Except as provided in paragraph (c) of this Section 5, all shares Common Equity delivered in consideration for a Thermo Advance shall be shares of Common Stock.

(c) To the extent the issuance of Common Stock pursuant to this Section 5 would result in Thermo or its affiliates individually or as a group acquiring beneficial ownership of voting stock representing more than 69.9% of the total voting power of all outstanding voting stock of the Company, the Company will deliver Nonvoting Common Stock in lieu of Common Stock.

(d) The shares of Common Equity to be issued to Thermo shall be delivered to Thermo free and clear of any encumbrances. In connection with any such issuance of Common Equity, the Company shall deliver a stock certificate representing the shares of Common Equity to be issued to Thermo. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Equity, for the purpose of complying with the terms of this Agreement, such number of its duly authorized shares of Common Equity as shall be sufficient to effect the terms of this Agreement.

6.                                      Termination of Contingent Equity Facility. The Contingent Equity Facility and all Funding Obligations hereunder shall terminate upon expiration of the Funding Term; provided, that, the Contingent Equity Facility and all Funding Obligations hereunder shall earlier terminate in the event that a Change of Control (as defined in the Amended Charter) shall occur. Upon termination of the Contingent Equity Facility, Thermo shall have no obligation to provide any additional capital to the Company.

7.                                      Loan Fee.

(a) In consideration of Thermo’s funding of the Contingent Equity Account, the Company will pay to Thermo, upon execution of this Agreement and annually thereafter, a loan fee in the amount of 10% of the outstanding amount of the Contingent Equity Facility (“Outstanding Amount”) delivered in the form of a number of Warrants calculated as described in this section (the “Loan Fee”).

(b) The number of Warrants delivered as the Loan Fee shall be equal to the Outstanding Amount divided by the Warrant Price.  The Warrants shall be delivered within 10 days of calculation of the Loan Fee.

(c) The Warrant Price shall initially be equal to $1.37 and shall be adjusted as set forth in this Section 7.

(d) If on either or both of the second and third anniversaries of the date of this Agreement the initial Warrant Price is more than the Closing Price of the Common Stock on such date, the Warrant Price shall be adjusted to equal the higher of (i) the Closing Price on such date or (ii) $0.20.

(e) If on the last day of any year, the fair market value of the Warrants received in consideration of Loan Fees for such year is lower than the fair market value of such Warrants at the time they were delivered, the Company shall deliver additional Warrants with a fair market value equal to such difference to Thermo.  All calculations of fair market value shall be based on the Closing Price.  If the Closing Price is less than $0.20, the Company shall pay Thermo cash for any of the difference in fair market value below $0.20 if permitted under the Facility Agreement.  If not permitted such amounts shall be accrued and added to the Outstanding Amount.

(f) If the Company at any time on or after the date hereof the Company subdivides the outstanding Common Stock (whether by stock split, stock dividend or otherwise) into a greater number of shares, the Warrant Price shall be proportionately reduced.

8.                                      Representations and Warranties.

(1) The Company hereby represents, warrants and certifies to Thermo  that each of the following representations and warranties with respect to itself is true and correct:

(a)                                  Organization and Authority.  The Company has all requisite power and authority to enter into this Agreement and to consummate the Transaction.  The Company is duly organized and validly existing under the laws of the State of

Delaware.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transaction has been duly authorized.  This Agreement, when duly executed and delivered by the Company will constitute a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

(b)                                Noncontravention.  The execution and delivery of this Agreement, the consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice (i) result in a violation of the organizational documents of the Company, (ii) violate any law, rule, regulation, provision of any judicial or administrative order, award, judgment or decree applicable to the Company or the Securities, or (iii) conflict with, result in a breach of or right to cancel or constitute a default under any agreement or instrument to which the Company is a party, by which the Company is bound or to which the Company or the Securities are subject.

(c)                                 Title.  Upon delivery of the certificate or certificates representing any Security, Thermo will obtain good, valid and transferable title to such Security free and clear of all liens, claims and encumbrances whatsoever.

(e)                                 Broker.  No officer, director, employee or third party shall be entitled to receive any brokerage commissions or similar compensation in connection with the Transaction contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

(f)                                    Acknowledgement.  The Company acknowledges that Thermo has not made any representations or warranties to it except to the extent of the representations and warranties of Thermo in this Agreement.

(2) Thermo hereby represents, warrants and certifies to the Company that each of the following representations and warranties with respect to itself is true and correct:

(a)                                  Organization and Authority.  Thermo has all requisite power and authority to enter into this Agreement and to consummate the Transactions contemplated hereby.  Thermo is duly organized or formed and validly existing as a limited liability company, and in good standing under the laws of the State of Colorado.  The execution and delivery by Thermo of this Agreement and the consummation by Thermo of the Transaction have been duly authorized.  This Agreement, when duly executed and delivered by Thermo will constitute a legal, valid and binding obligation of Thermo, enforceable against Thermo in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

(b)                                 Noncontravention.  The execution and delivery of this Agreement, the consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice (i) result in a violation of the organizational documents of Thermo, (ii) violate any law, rule, regulation, provision of any judicial or administrative order, award, judgment or decree applicable to Thermo, or (ii) conflict with, result in a breach of or right to cancel or constitute a default under any agreement or instrument to which Thermo is a party, by which Thermo is bound or to which Thermo is subject.

(c)                                      Securities Act.  Thermo is acquiring the Securities for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

(d)                                    Thermo’s Qualifications.  Thermo is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

(e)                                  Transfer or Resale.  Thermo understands that the Securities have not been and are not being registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom, and that the grounds for exemption of the Transaction is Section 4(2) of the Securities Act.  Thermo understands that a legend restricting transfer except in compliance with the Securities Act will be reflected on the certificates or records representing the Securities.

(f)                                    Stockholder Approval.  Thermo understands that neither the Warrants may be exercised nor the Common Equity may be issued until receipt of any necessary approval by a majority of the stockholders of the Company in accordance with applicable Nasdaq Listing Rules or the Delaware General Corporation Law.

(g)                                 Acknowledgement.  Thermo acknowledges that the Company has not made any representations or warranties to it except to the extent of the representations and warranties of the Company in this Agreement.

9.                                      Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

(a) if to the Company:

Globalstar, Inc.

461 S. Milpitas Blvd.

Milpitas, CA 95035

Attn:  Chief Financial Officer

Phone:  (408) 933-4000

Facsimile:  (408) 933-4949

(b) if to Thermo:

Thermo Funding Company LLC

1735 Nineteenth Street

Denver, CO 80202

Attention:  Manager

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

10.                                Successors and Assigns.  No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.  Subject to the preceding, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

11.                                Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12.                                Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between Thermo, the Company, and their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither Thermo nor the Company makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended, waived, terminated or otherwise modified other than by an instrument in writing signed by Thermo and the Company.  Any amendment to this Agreement made in conformity with the provisions of this Section 11 shall be binding on all parties.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

13.                                    Further Assurances. The parties shall execute and deliver such further instruments and perform such further acts as may reasonably be required to carry out the purposes of this Agreement.

14.                                Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors, legal representatives and assigns of each.

15.                                Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

16.                                Applicable Law.  This Agreement shall be governed by the laws of the State of New York, without regard to the choice of law rules thereof.

Signatures are on the following page.

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first above written.

THERMO FUNDING COMPANY LLC

By:	/s/ James Monroe III
Printed Name: James Monroe III
Title: Manager

GLOBALSTAR, INC.

By:	/s/ Fuad Ahmad
Printed Name: Fuad Ahmad
Title: Senior Vice President and CFO